Filed Pursuant to Rule 424(b)(5)

Registration No. 333-287226

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2025)

Up to $6,619,798

FUSION FUEL GREEN PLC

Class A Ordinary Shares

This prospectus supplement relates to an offering and sale of the Class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (“we,” “us,” “our,” “Fusion Fuel,” or the “Company”), pursuant to an At The Market Offering Agreement between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), dated May 16, 2025 (the “ATM Agreement”). In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus we may offer and sell Class A Ordinary Shares having an aggregate offering price of up to $6,619,798 from time to time through Wainwright, acting as sales agent or principal.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of our Class A Ordinary Shares sold through it pursuant to the ATM Agreement. In connection with the sale of the Class A Ordinary Shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO”. The last sale price of the Class A Ordinary Shares on July 21, 2026 was $2.69 per share.

As of July 21, 2026, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was $26,826,876.75 based upon 7,047,527 outstanding Class A Ordinary Shares, of which 7,041,175 Class A Ordinary Shares were held by non-affiliates, and the last reported sale price of our Class A Ordinary Shares of $3.81 per share on June 1, 2026. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell shares pursuant to this prospectus supplement having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus supplement the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus supplement. As of the date hereof, we have sold $2,322,493.74 of securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof, and therefore $6,619,798 is available to be sold pursuant to this prospectus supplement.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 29, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $6,619,798 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We are not, and Wainwright is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the Class A Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference” in this prospectus supplement. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus supplement and in the documents we file with the SEC that are incorporated by reference into this prospectus supplement.

For investors outside of the United States: Neither we nor Wainwright have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus supplement are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement may include or incorporate by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus supplement involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Overview

Fusion Fuel is a diversified energy platform holding uranium and natural gas royalty interests and offering energy supply, distribution, and engineering and advisory solutions through its operating businesses Royal Uranium Inc. (“Royal Uranium”), Al Shola Al Modea Gas Distribution LLC (“Al Shola Gas”), Bright Hydrogen Solutions Ltd (“BrightHy Solutions”) and Biosteam Energy (Proprietary) Limited (“BioSteam Energy”). Royal Uranium holds uranium and natural gas royalty interests across Canada, Colombia and Argentina. Al Shola Gas provides full-service industrial gas solutions, including the design, supply, and maintenance of liquefied petroleum gas (LPG) systems, as well as the transport and distribution of LPG across commercial, industrial, and residential sectors. BrightHy Solutions delivers engineering and advisory services enabling decarbonization across hard-to-abate industries. BioSteam Energy provides biomass-powered industrial steam solutions to clients.

For additional information about the Company, see Item 4. “Information on the Company” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 7, 2026, and the Reports on Form 6-K furnished with the SEC that are listed under “Where You Can Find More Information; Documents Incorporated by Reference”.

The Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol “HTOO”.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus supplement.

S-1

THE OFFERING

Class A Ordinary Shares outstanding as of July 21, 2026	7,047,527 Class A Ordinary Shares

Class A Ordinary Shares offered by us(1)	Class A Ordinary Shares with an aggregate offering price of up to $6,619,798

Class A Ordinary Shares outstanding immediately after the offering	Up to 9,508,418 Class A Ordinary Shares (assuming that all shares offered in this offering are sold), based on 7,047,527 Class A Ordinary Shares outstanding on July 21, 2026 and assuming sales of 2,460,891 Class A Ordinary Shares in this offering at an assumed offering price of $2.69 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on July 21, 2026. The actual number of Class A Ordinary Shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act through Wainwright, as agent or principal. See the section titled “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of Proceeds	The net proceeds of this offering, after deducting Wainwright’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. See “Use of Proceeds”.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before deciding to invest in our Class A Ordinary Shares.

Listing	Our Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO”.

(1) The number of Class A Ordinary Shares outstanding is based on 7,047,527 Class A Ordinary Shares outstanding as of July 21, 2026, and excludes the following securities as of such date:

●	1,191,812 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0035 each (“Series A Preferred Shares”);

●	4,394,528 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	53,000 Class A Ordinary Shares issuable in respect of prior conversions of convertible notes;

●	2,262 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	431,927 Class A Ordinary Shares issuable upon exercise of outstanding options.

S-2

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus supplement, any applicable prospectus supplement, the information set forth in Exhibit 99.2 to the Report on Form 6-K furnished by the Company with the SEC on July 22, 2026, which is incorporated by reference herein, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus supplement and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Quality Industrial Corp. may be in default under its agreement to acquire a majority interest in Al Shola Gas, which could result in loss of ownership of Al Shola Gas, costly dispute resolution or litigation, and other material adverse consequences.

Quality Industrial Corp., a Nevada corporation (“QIND”), and a majority-owned subsidiary of the Company, owes material payment and financing obligations to the individual shareholders of Al Shola Gas under the Share Purchase Agreement, dated as of March 27, 2024, between QIND and Al Shola Gas, as amended by the Amendment Agreement in respect of the Share Purchase Agreement dated as of March 27, 2024, dated as of April 8, 2025, among QIND, Al Shola Gas, and Sanjeeb Safir, Safir Ahammed, and Mohamed Hilal Saeed Muroushad Almheiri (the “ASG Purchase Agreement”). The total purchase price for QIND’s 51% interest in Al Shola Gas is $10,000,000, of which only $1,020,000 has been paid as of the date of this prospectus supplement. There is a substantial basis for concluding that the Company’s November 2024 acquisition of QIND constitutes “completion of a Merger or Acquisition transaction with a National Exchange listed company” and was a trigger for QIND’s payment obligations under the ASG Purchase Agreement. If the Company’s acquisition of QIND is the triggering event, then as of the date of this prospectus supplement, QIND’s obligations potentially due include: (i) up to approximately $5,625,000 in quarterly stock or cash tranches (five of eight tranches at $1,125,000 each); (ii) $1,000,000 in cash (due within 12 months of the trigger); $350,000 for vehicle facilitation (due within 90 days of the trigger); (iii) $2,000,000 from an equity or credit line (due within 90 days of the first full quarter following the trigger); and (iv) $2,200,000 in debt financing (which was arguably due from March 2024, as it is not contingent on an uplist or qualifying transaction). In the aggregate, QIND’s obligations potentially due total approximately $11,175,000. As of the date of this prospectus supplement, QIND has paid only approximately $1,020,000, and has not made any of the required equity, credit or other required debt financing, representing a potential default on approximately $10,155,000 in its financial obligations under the ASG Purchase Agreement.

Based on the foregoing, QIND may be in default under the ASG Purchase Agreement. QIND’s ability to cure any default is doubtful given its recurring operating losses, net capital deficiency, going concern uncertainty, and defaults on all eight of its outstanding convertible promissory notes (with an aggregate balance of $2,480,676 as of March 31, 2026). Even if QIND is not required to return its 51% interest in Al Shola Gas to the sellers, QIND could be required to pay substantial monetary damages, which it may lack the resources to satisfy. Any judgment or arbitral award against QIND could result in liens on QIND’s assets (including its interest in Al Shola Gas), enforcement proceedings, or involuntary bankruptcy, any of which could impair or eliminate the value of the Company’s majority equity investment in QIND and require the Company to record material impairment charges. In addition, the costs of dispute resolution or litigation could further strain QIND’s limited financial resources and divert management attention from operations.

If QIND is in default under the ASG Purchase Agreement, the Company’s business, financial condition, results of operations, and prospects could be materially and adversely affected. Because the Company consolidates QIND’s financial results, any monetary damages, litigation costs, or impairment of QIND’s assets would be reflected directly in the Company’s consolidated financial statements. A material adverse change in QIND’s financial condition could also jeopardize the Company’s ability to satisfy Nasdaq’s continued listing requirements, including minimum stockholders’ equity or other financial standards, and could impair the Company’s ability to raise capital or pursue its acquisition strategy.

If you purchase Class A Ordinary Shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price of Class A Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. Assuming that an aggregate of 2,460,891 Class A Ordinary Shares are sold at a price of $2.69 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on July 21, 2026, for aggregate gross proceeds of approximately $6,619,796, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of approximately $3.22 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised or outstanding convertible notes are converted, there will be further dilution to new investors.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Class A Ordinary Shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, repayment or refinancing of debt. If we do not invest or apply the proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales or issuances of our Class A Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Class A Ordinary Shares.

The sale of a substantial number of Class A Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A Ordinary Shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A Ordinary Shares or other equity-related securities would have on the market price of our Class A Ordinary Shares.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the ATM Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A Ordinary Shares offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and any prospectus supplement that we have authorized for use in connection with this offering may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus supplement, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

S-4

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to $6,619,798 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, Quality Industrial Corp., a Nevada corporation (“QIND”), Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND (the “QIND Sellers”), the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received pursuant to the ATM Agreement are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

Except as described above, the net proceeds of this offering, if any, after deducting Wainwright’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty and we may use the net proceeds for other purposes with which you do not agree. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2025:

(1)	on an actual basis;

(2)	on a pro forma basis to give effect to (i) the issuance of 57,428 Class A Ordinary Shares upon exercise of a warrant at an exercise price of $3.50 per share for gross proceeds of $200,998; (ii) the issuance of 577,124 Class A Ordinary Shares, pre-funded warrants to purchase an aggregate of 129,005 Class A Ordinary Shares at an exercise price of $0.0035 per share (the “February 2026 Pre-Funded Warrants”), warrants to purchase an aggregate of 706,129 Class A Ordinary Shares at an exercise price of $5.148 per share (the “$5.148 Warrants”), and warrants to purchase an aggregate of 706,129 Class A Ordinary Shares at an exercise price of $6.864 per share (the “$6.864 Warrants”), for aggregate gross proceeds of $2,600,000 pursuant to a Securities Purchase Agreement, dated as of February 14, 2026, with certain investors (the “February 2026 Securities Purchase Agreement”); (iii) the issuance of 208,238 Class A Ordinary Shares upon exercise of a pre-funded warrant at an exercise price of $0.0035 per share for gross proceeds of approximately $729; and (iv) the issuance of 71,429 Class A Ordinary Shares upon exercise of a warrant at an exercise price of $0.88 per share paid by credit of $62,858 of the outstanding unpaid legal fees owed to the warrant holder;

(3)	on a pro forma as adjusted basis to give effect to (i) the adjustments set forth in (2) above; and (ii) the acquisition of 100% of the issued and outstanding shares in the capital of Royal Uranium pursuant to a Share Exchange Agreement, dated as of February 18, 2026, among the Company and certain shareholders of Royal Uranium, as amended on June 11, 2026 (as amended, the “Share Exchange Agreement”), including the issuance of acquisition consideration, preliminary acquisition accounting adjustments, the elimination of Royal Uranium’s historical equity, and estimated acquisition-related cash and equity-settled transaction costs;

(4)	on a pro forma as further adjusted basis to give effect to (i) the adjustments set forth in (2) and (3) above; and (ii) the assumed issuance and sale of 2,460,891 Class A Ordinary Shares by us in this offering at an assumed offering price of $2.69 per share, the closing price of the Class A Ordinary Shares on Nasdaq on July 21, 2026, for net proceeds of approximately $6,366,202 after deducting Wainwright’s fees and estimated offering expenses payable by us.

S-5

	As of December 31, 2025 (in thousands of euros)
	Actual(1)	Pro Forma(2)(3)	Pro Forma As Adjusted For Acquisition(2)(4)(5)(6)	Pro Forma As Further Adjusted for Acquisition and Offering(2)(4)(5)(7)
Long-term debt (excluding lease liabilities)	€3,067	€3,067	€3,067	€3,067
Equity
Share capital	9	12	23	30
Share premium	240,680	243,118	256,698	262,115
Share based payments reserve	8,492	8,492	8,492	8,492
Other equity reserve	6,797	6,797	6,797	6,797
Retained earnings	(239,816)	(239,816)	(240,864)	(240,864)
Noncontrolling interest	4,343	4,343	4,343	4,343
Total Equity	20,505	22,946	35,489	40,913
Total Capitalization	€23,572	€26,013	€38,556	€43,980

(1)	Based on 2,288,290 Class A Ordinary Shares issued and outstanding as of December 31, 2025.
(2)	The pro forma and pro forma as adjusted information above is illustrative only. You should read the above table together with our financial statements and the related notes in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 7, 2026, and the financial statements of Royal Uranium, the related notes, and pro forma financial information included in Exhibit 99.5 and Exhibit 99.6 to the Report on Form 6-K/A furnished with the SEC on July 29, 2026, which are incorporated by reference herein.
(3)	Based on 3,202,509 Class A Ordinary Shares outstanding on a pro forma basis giving effect to the adjustments reflected in the column titled “Pro Forma”.
(4)	The pro forma acquisition adjustments reflect: (a) the issuance of 3,750,018 Class A Ordinary Shares for total consideration consisting of 100% of the issued and outstanding shares in the capital of Royal Uranium, which was valued at $15,000,000 (approximately €12,781,000 at the closing exchange rate of $1.1736 to €1.00 as of December 31, 2025), allocated between share capital (approximately €11,000) and share premium (approximately €12,770,000); (b) the recognition of goodwill of approximately €6,446,000, being the excess of the consideration over the fair value of Royal Uranium’s net assets acquired of approximately €6,335,000; (c) the elimination of Royal Uranium’s historical share capital of approximately €7,879,000 and accumulated deficit of approximately €1,544,000; and (d) transaction costs directly attributable to the contemplated acquisition of Royal Uranium, consisting of (i) approximately €0.24 million cash fees comprising legal, accounting and other professional fees, expensed as incurred, and (ii) an equity-settled advisory fee of approximately €0.81 million arising from the issuance of 95,000 Class A Ordinary Shares in consideration for certain services pursuant to a Mineral & Element Advisory Agreement, dated as of February 12, 2026 (collectively, the “Advisory Agreements”), between the Company and the respective counterparty, and pre-funded warrants that may be exercised to purchase an aggregate of 190,000 Class A Ordinary Shares pursuant to the Advisory Agreements between the Company and each of two respective counterparties at an exercise price of $0.0035 per share, measured at the grant-date fair value (based on a Class A Ordinary Share price of $3.34 at the grant date, being February 12, 2026, the effective date of the Advisory Agreements) and charged to retained earnings (accumulated deficit), with the corresponding credit allocated between share capital at nominal value of $0.0035 per share (approximately €0.001 million) and share premium (approximately €0.81 million).
(5)	The Royal Uranium financial information was translated from Canadian dollars to euros at the closing exchange rate of C$1.6092 to €1.00 as of December 31, 2025 for balance sheet purposes.
(6)	Based on 7,047,527 Class A Ordinary Shares outstanding on a pro forma as adjusted basis giving effect to the adjustments reflected in the columns titled “Pro Forma” and “Pro Forma As Adjusted For Acquisition”.
(7)	Based on 9,508,418 Class A Ordinary Shares outstanding on a pro forma as adjusted basis giving effect to the adjustments reflected in the columns titled “Pro Forma” and “Pro Forma As Adjusted For Acquisition” and giving effect to the assumed sale of shares in this offering.

S-6

DILUTION

Investors in our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value (deficit) of their Class A Ordinary Shares from the offering price of the Class A Ordinary Shares. The net tangible book value (deficit) of our Class A Ordinary Shares as of December 31, 2025 was approximately $(14.0) million or approximately $(6.13) per share. Net tangible book value (deficit) per share of our Class A Ordinary Shares is equal to our net tangible assets attributable to Class A Ordinary Shares (tangible assets less total liabilities, non-controlling interests, goodwill, and intangible assets) divided by the number of Class A Ordinary Shares issued and outstanding as of December 31, 2025. Financial data from our consolidated financial statements has been converted to U.S. dollars based on an exchange rate of approximately €1.00 to $1.1736 as of December 31, 2025.

After giving effect to (i) the issuance of 57,428 Class A Ordinary Shares upon exercise of a warrant at an exercise price of $3.50 per share for gross proceeds of $200,998; (ii) the issuance of 577,124 Class A Ordinary Shares, the February 2026 Pre-Funded Warrants, the $5.148 Warrants, and the $6.864 Warrants for aggregate gross proceeds of $2,600,000 pursuant to the February 2026 Securities Purchase Agreement; (iii) the issuance of 208,238 Class A Ordinary Shares upon exercise of a pre-funded warrant at an exercise price of $0.0035 per share for gross proceeds of approximately $729; and (iv) the issuance of 71,429 Class A Ordinary Shares upon exercise of a warrant at an exercise price of $0.88 per share paid by credit of $62,858 of the outstanding unpaid legal fees owed to the warrant holder, our pro forma net tangible book value (deficit) as of December 31, 2025 would have been approximately $(11.2) million or approximately $(3.49) per Class A Ordinary Share.

After giving effect to the adjustments set forth in the preceding paragraph and also reflecting the acquisition of 100% of the issued and outstanding shares in the capital of Royal Uranium pursuant to the Share Exchange Agreement, including the issuance of acquisition consideration, preliminary acquisition accounting adjustments, the elimination of Royal Uranium’s historical equity, and estimated acquisition-related cash and equity-settled transaction costs (see “Capitalization and Indebtedness”), our pro forma as adjusted net tangible book value (deficit) as of December 31, 2025 would have been approximately $(11.4) million or approximately $(1.62) per Class A Ordinary Share.

After giving effect to the foregoing adjustments and the assumed issuance and sale of 2,460,891 Class A Ordinary Shares in this offering pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of approximately $6,619,796 at an assumed price of $2.69 per share, which was the last reported sale price of our Class A Ordinary Shares on Nasdaq on July 21, 2026, and after deducting estimated offering fees and expenses payable by us of $253,594, our as adjusted pro forma net tangible book value (deficit) as of December 31, 2025 would have been approximately $(5.1) million, or approximately $(0.53) per share. This represents an immediate increase in net tangible book value of approximately $1.09 per share of our Class A Ordinary Shares to existing shareholders and an immediate dilution of approximately $3.22 per Class A Ordinary Share to new investors purchasing Class A Ordinary Shares in this offering at the assumed offering price.

The following table illustrates the dilution on a per Class A Ordinary Share basis for investors purchasing our Class A Ordinary Shares in this offering:

Assumed public offering price per share		$2.69
Net tangible book value (deficit) per share as of December 31, 2025	$(6.13)
Increase attributable to pro forma subsequent issuances	$2.65
Pro forma net tangible book value (deficit) per share after subsequent issuances	$(3.49)
Increase attributable to the Royal Uranium acquisition	$1.87
Pro forma as adjusted net tangible book value (deficit) per share after the Royal Uranium acquisition	$(1.62)
Increase attributable to this offering	$1.09
Pro forma as adjusted net tangible book value (deficit) per share after the Royal Uranium acquisition and this offering		$(0.53)
Dilution per share to new investors in this offering		$3.22

The information above is based on 2,288,290 Class A Ordinary Shares issued and outstanding as of December 31, 2025, and excludes the following as of December 31, 2025:

●	1,191,812 Class A Ordinary Shares issuable upon exercise of outstanding Series A Preferred Shares;

●	4,394,528 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	53,000 Class A Ordinary Shares issuable in respect of prior conversions of convertible notes;

●	2,262 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	431,927 Class A Ordinary Shares issuable upon exercise of outstanding options.

The table above assumes, for illustrative purposes, that an aggregate of 2,460,891 Class A Ordinary Shares are sold at an offering price of $2.69 per share, which was the last reported sale price of our Class A Ordinary Share on Nasdaq on July 21, 2026 for aggregate gross proceeds of $6,619,796. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The foregoing information does not take into account the exercise of our outstanding options, warrants or convertible securities, or the issuance of shares under our equity incentive plan. To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

S-7

DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on our Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Wainwright under which we may issue and sell Class A Ordinary Shares from time to time having an aggregate gross sales price of up to the amount set forth on the cover page of this prospectus supplement through or to Wainwright acting as sales agent or principal. The ATM Agreement was filed by us as an exhibit to a Report on Form 6-K furnished with the SEC on May 16, 2025.

Following delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Wainwright may offer and sell Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct Wainwright not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our Class A Ordinary Shares. Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We also agreed to reimburse Wainwright for fees and disbursements of counsel to Wainwright in an amount not to exceed $60,000 in connection with the signing of the ATM Agreement and $5,000 per calendar quarter in connection with updates to the documentation provided under the ATM Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the ATM Agreement, will be approximately $50,000.

Settlement for sales of the Class A Ordinary Shares will occur on the first trading day following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the Class A Ordinary Shares under the terms and subject to the conditions set forth in the ATM Agreement.

In connection with the sale of the Class A Ordinary Shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

The offering of Class A Ordinary Shares pursuant to the ATM Agreement will terminate as permitted therein. We may terminate the ATM Agreement at any time upon ten business days’ prior notice. Wainwright may terminate the ATM Agreement at any time. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

To the extent required by Regulation M promulgated under the Exchange Act, Wainwright will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving the Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement electronically.

The Class A Ordinary Shares are listed on The Nasdaq Capital Market under the trading symbol “HTOO”.

The transfer agent for the Class A Ordinary Shares is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-8

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus supplement and on matters of Irish law. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

As of the date of this prospectus supplement, Bevilacqua PLLC holds 78,715 Class A Ordinary Shares. Bevilacqua PLLC received these securities as partial consideration for legal services.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for the year ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Royal Uranium as of December 31, 2025 and December 31, 2024 and for the fiscal year ended December 31, 2025 and for the period from January 14, 2024 (date of incorporation) to December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of De Visser Gray LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of Royal Uranium contains an explanatory paragraph that states that Royal Uranium has incurred losses since its inception and the ability of Royal Uranium to continue as a going-concern depends upon its ability to raise debt or equity financing to meet expenditure requirements. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

S-9

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

S-10

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, our officers and directors are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from both the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 7, 2026;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 8, 2026, February 18, 2026, February 18, 2026 (other than Exhibit 99.1 thereto), March 23, 2026 (other than Exhibit 99.1 thereto), April 23, 2026 (other than Exhibit 99.1 thereto), June 9, 2026 (other than Exhibit 99.1 thereto), June 10, 2026, July 22, 2026 (other than Exhibit 99.4 thereto), and July 29, 2026 (other than Exhibit 99.4 thereto); and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by means of this prospectus supplement, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus supplement.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

S-11

PROSPECTUS

FUSION FUEL GREEN PLC

$34,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

This prospectus relates to the offering and sale from time to time of the class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”), preferred shares with a nominal value of $0.0001 each (“preferred shares”), debt securities, warrants, or units of Fusion Fuel Green PLC, an Irish public limited company (“we,” “us,” “our,” “our company,” “Fusion Fuel,” or the “Company”), up to $34,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Class A Ordinary Shares and public warrants are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “HTOO” and “HTOOW”, respectively. On November 20, 2025, the last sale price of our Class A Ordinary Shares and public warrants on The Nasdaq Capital Market was $[*] and $[*], respectively.

As of November 20, 2025, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was $10,757,793 based upon 2,013,403 outstanding Class A Ordinary Shares, of which 2,007,051 Class A Ordinary Shares were held by non-affiliates, and the last reported sale price of our Class A Ordinary Shares of $5.36 per share on September 24, 2025. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of November 20, 2025, we have sold $2,808,813 of securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof.

On May 5, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-264714) utilizing a shelf registration process, which registration statement was declared effective on May 13, 2022 (the “Prior Shelf Registration Statement”). Under the Prior Shelf Registration Statement, we were initially entitled to, from time to time, sell up to $75,000,000.00 in the aggregate of Class A Ordinary Shares, preferred shares, warrants, debt securities, or units, as to which a filing fee of $6,952.50 was previously paid. As of November 20, 2025, $16,340,056 of these securities remained unsold. Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement to which this prospectus forms a part. $34,000,000 of the unsold securities is being registered hereby pursuant to Rule 415(a)(6), and $4,695.40 of the filing fee paid in connection with the unsold securities that were registered on the Prior Shelf Registration Statement will continue to be applied to such unsold securities.

In connection with the expiration of the Prior Shelf Registration Statement on May 13, 2025, we initially filed the registration statement of which this prospectus forms a part as a new shelf registration statement, with unsold securities and fees paid under the Prior Shelf Registration Statement rolled over herein.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Documents Incorporated By Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $34,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information; Documents Incorporated By Reference”.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For the avoidance of doubt, any offer of securities (within the meaning of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) contained in this prospectus is addressed to less than 150 natural or legal persons per member state of the European Union (“EU”) and accordingly, there is no legal obligation or requirement to publish this prospectus in the European Union in accordance with the provisions of the Prospectus Regulation.

1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual reports on Form 20-F and our other reports.

Overview

Our mission is to be a full-service integrated energy supply, distribution, and engineering and advisory solutions provider. We are strategically positioned to address critical energy requirements while anticipating future demands in the energy market.

We provide comprehensive green hydrogen project solutions, including advisory services, engineering, and project oversight. We offer end-to-end project management, supporting clients from the initial feasibility stage through to operation and maintenance. By designing plants specifically for clients’ needs, without relying on predetermined specifications, we anticipate that we will ensure every solution is purpose-built. Our hydrogen service specializes in sustainability and innovation, aiming to become a leading provider of green hydrogen technologies globally. Our hydrogen services business is operated through our subsidiary Bright Hydrogen Solutions Limited, an Irish private limited company.

Through our controlling interest in Quality Industrial Corp., a Nevada corporation (“QIND”), we offer liquified petroleum gas (“LPG”) distribution and services while expanding our presence across both the traditional and clean energy sectors. Our LPG division consists of the business of Al Shola Al Modea Gas Distribution LLC, a United Arab Emirates (“UAE”) company (“Al Shola Gas”) and 51%-owned subsidiary of QIND, which services over 36,000 customers in the Middle East, providing LPG distribution and engineering services. Al Shola Gas was established in 1980 and is approved by the Directorate General of Dubai Civil Defense, Government of Dubai, UAE, as a “Central Gas Contractor” and “LPG Supplier”.

Biosteam Energy (Proprietary) Limited (“BioSteam Energy”), a Fusion Fuel 51%-owned joint venture company, provides biomass-powered industrial steam solutions to clients. In November 2025, BioSteam Energy commenced construction and equipment fabrication for its first biomass-powered industrial steam project at a major dairy processing facility in South Africa.

We are committed to achieving sustainable growth through a diversified energy portfolio. We aim to drive long-term value creation by supporting the global transition to clean energy solutions.

Our Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol HTOO and our public warrants are traded under the ticker symbol HTOOW.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and our telephone number is +353 1 961 9350. Our corporate website is www.fusion-fuel.eu. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities We May Offer

We may offer or sell Class A Ordinary Shares, preferred shares, debt securities, warrants, and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $34,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

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The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution”. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Ordinary Shares

Each holder of our ordinary shares is entitled, subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and the authority of the board of directors of the Company to maintain order and security, to receive notice of and to be present, to vote and to speak at general meetings. At any general meeting, a resolution put to the vote of the meeting will be decided on a poll. Subject to the Amended and Restated Constitution of the Company (the “Constitution”) and to any rights or restrictions attached to any shares or class of shares, each holder of ordinary shares present in person or by proxy shall have one vote for each share registered in his or her name in the register of members of the Company. Voting may be in person or by proxy, attorney or representative. Two shareholders present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting (provided that at any meeting in which there is to be a vote on any of the actions requiring the consent of the holders of Class B Ordinary Shares with a nominal value of $0.0001 each (“Class B Ordinary Shares”), members holding shares representing more than 50% of the votes that may be cast by all the holders of the Class B Ordinary Shares shall be present in person or by proxy at such meeting to constitute a quorum) and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Subject to the Irish Companies Act 2014 (“Companies Act”) and any preferential rights of any outstanding preferred shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a winding up of the Company, holders of our ordinary shares would be entitled to share ratably in the total assets of the Company legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the board of directors of the Company from time to time.

Preferred Shares

Subject to the Companies Act, the Constitution authorizes the issuance of preferred shares, including preferred shares which are, at the option of the holders of shares of such series, convertible into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preference share may confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preferred shares may have full or limited voting rights (if any). We have summarized some of the general terms and provisions of the preferred shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preferred shares offered from time to time and may supplement or change the terms outlined below.

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Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities”. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares, preferred shares, or debt securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants”. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units”. A prospectus supplement will describe the particular terms of any units offered from time to time and may supplement or change the terms outlined below.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and have elected to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which could occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined under the Exchange Act. As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD (Fair Disclosure) promulgated under the Exchange Act, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. We may take advantage of these home country exemptions, including the following:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

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RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, variations of such words, or other comparable terminology and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a public limited company organized and existing under the laws of Ireland. We were formed on April 3, 2020 as a private company limited by shares under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, we effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, we converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”. Our affairs are governed by the Constitution, the Companies Act, and the corporate law of Ireland.

Authorized share capital. The authorized share capital of the Company is $351,212.50 divided into 100,000,000 Class A Ordinary Shares with a nominal value of $0.0035 each, 2,125,000 Class B Ordinary Shares with a nominal value of $0.0001 each and 10,000,000 preferred shares with a nominal value of $0.0001 each, of which 4,171,327 have been designated as Series A Convertible Preferred Shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. As of the date of this prospectus, all outstanding Class B Ordinary Shares were converted to Class A Ordinary Shares on December 5, 2022. Therefore, all rights of the Class B Ordinary Shares described below or elsewhere in this prospectus are not applicable.

The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution”. Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. At the Company’s extraordinary general meeting held on November 6, 2025, the shareholders approved the increase of our authorized share capital by the creation of such further number of Class A Ordinary Shares as the board of directors may determine, provided that such further number of Class A Ordinary Shares shall be not less than 100,000 Class A Ordinary Shares and not more than 1,000,000,000 Class A Ordinary Shares, with such increase to be implemented at such time as the board of directors of the Company may in its absolute discretion determine.

Allotment/issue of shares. As a matter of Irish law, the directors of a company may allot new shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by its shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. The Constitution authorized our board of directors to issue new shares of the Company without shareholder approval until December 31, 2023 (unless previously revoked by the shareholders of the Company in general meeting). This authorization was extended to December 31, 2024 by approval of the shareholders at the Company’s annual general meeting held on September 29, 2023 as to up to the aggregate nominal amount of $295.30 (2,952,994 ordinary shares (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary shares of the Company as of August 31, 2023 (being the last practicable date before the Notice of 2023 Annual General Meeting of Shareholders)), with such authority expiring on December 31, 2024. This authorization was extended to March 19, 2029 by approval of the shareholders at the Company’s extraordinary general meeting held on March 20, 2024 up to the maximum of our authorized but unissued share capital. At the Company’s annual general meeting held on June 25, 2025, the shareholders approved the extension of this authorization until June 25, 2030, up to the maximum of our authorized but unissued share capital. At an extraordinary general meeting of the Company on November 6, 2025, the shareholders further approved the extension of this authorization until November 6, 2030, up to the maximum of our authorized but unissued share capital that will exist following implementation of the authorized share capital increase by the board as referred to above. The maximum amount of shares in the Company that can be allotted under this authority shall be the amount of the authorized but unissued share capital of the Company.

Notwithstanding this authority, under the Takeover Panel Act 1997 and the Takeover Rules 2022 (the “Takeover Rules”) our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved in writing by the holders of more than 50% of our shares carrying voting rights and that they would vote in favor of it at a general meeting; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period (or prior to any earlier time at which our Board considered the offer to be imminent); or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

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Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we initially opted out of these preemption rights in the Constitution as permitted under Irish law. The Constitution provided that this opt-out would lapse on December 31, 2023 (unless previously revoked by the shareholders of Fusion Fuel in general meeting). The authorization to opt out of the statutory preemption right may be granted for a maximum period of five years, at which point it must be renewed by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of the Company pro rata to their existing shareholdings before the shares can be issued to any new shareholders. At the Company’s annual general meeting held on September 29, 2023, the opt-out was renewed as to up to an aggregate nominal amount of $295.30 (2,952,994 ordinary shares (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary shares of the Company as of August 31, 2023 (being the last practicable date before the Notice of 2023 Annual General Meeting of Shareholders)), with such authority expiring on December 31, 2024. The opt-out was renewed and extended to March 20, 2029 by approval of the shareholders at the Company’s extraordinary general meeting held on March 20, 2024 up to the maximum of our authorized but unissued share capital. At the Company’s annual general meeting held on June 25, 2025, the shareholders approved the extension and renewal of this opt-out until June 25, 2030, up to the maximum of our authorized but unissued share capital. At an extraordinary general meeting of the Company on November 6, 2025, the shareholders further approved the extension and renewal of this opt-out until November 6, 2030, up to the maximum of our authorized but unissued share capital that will exist following implementation of the authorized share capital increase by the board as referred to above. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of shares, which as respects dividends and capital, carry a right to participate only up to a specified amount in a distribution and/or to an issue of shares which are held by a person who acquired them in pursuance of an employees’ share scheme, or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme.

Dividends. Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital. The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant financial statements.” The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice.

Redemption. The Constitution provides that, unless the board of directors determines otherwise, any share in the capital of the Company that we have agreed to acquire shall be deemed to be a redeemable share on and from the time of the existence or creation of an agreement, transaction or trade between the Company and any person pursuant to which the company acquires a share in the capital of the Company (save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Companies Act). In these circumstances, the acquisition of such shares by the Company, save where surrendered to the Company for nil consideration in accordance with the Companies Act, will constitute the redemption of a redeemable share in accordance with the Companies Act. No resolution, whether special or otherwise, will be required to be passed to deem any share in the capital of the Company a redeemable share.

Pursuant to the Constitution, the Company is authorized to acquire its own shares save:

(a)	in a case falling within section 1074 of the Companies Act, which prohibits a public limited company in Ireland making a market purchase or overseas market purchase of its own shares unless the purchase has first been authorized by the company by ordinary resolution; and/or

(b)	in a case falling within section 1075 of the Companies Act, which prohibits a public limited company in Ireland making an off-market purchase of its own shares otherwise than in pursuance of a contract authorized in advance by a special resolution of the company.

Under Irish law, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of shares made for that purpose. We may only purchase redeemable shares if, as a result of such purchase, the nominal value of our issued share capital that is not redeemable would not be less than one-tenth of the nominal value of our total issued share capital. Based on the provision of our Constitution described above, shareholder approval will not be required to redeem our shares other than in the two specific cases outlined above at (a) and (b). Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any one time must not exceed 10% of the nominal value of our company capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

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Purchases by subsidiaries. Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either on market or off market. For one of our subsidiaries to make purchases on market of our shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed. In order for one of our subsidiaries to make an on market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” Nasdaq is specified as a recognized stock exchange for this purpose by Irish law. The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Reduction of share capital. We may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Companies Act.

General Meetings of Shareholders/Written Resolutions of Shareholders. Under Irish law, the Company is in each year required to hold a general meeting of its shareholders as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

Extraordinary shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of shareholders who together hold not less than 10% of the paid up share capital of the Company, which carries, as at the date of the requisition, the right of voting at general meetings of the Company or, if the board of directors fails to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning shareholders or any of them representing more than 50% of the total voting rights of all of them. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Constitution and the Companies Act. Under Irish law, if our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Unanimous consent of the holders of the Class A Ordinary Shares and the Class B Ordinary Shares (for as long as the Company has more than one shareholder and assuming any Class B Ordinary Shares are outstanding at such time) shall be required before the shareholders may act by way of written resolution without a meeting.

Inspection of books and records. Under Irish law, shareholders have the right to (1) receive a copy of the Constitution, (2) inspect and obtain copies of the minutes of general meetings and resolutions, (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us, (4) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting, and (5) receive financial statements of any our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

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Acquisitions. The Company may be acquired in a number of ways, including:

●	a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

●	through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our ordinary shares have accepted an offer for their shares in our company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise this “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

●	it is also possible for the Company to be acquired by way of a merger with a company incorporated in the European Economic Area (“EEA”) under the EU Cross-Border Conversions, Mergers and Diversions Directive (EU) 2019/2121 or with another Irish company under the Companies Act. Such a merger must be approved by a special resolution. Shareholders may also be entitled to have their shares acquired for cash, as described below. Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets. The Constitution provides that, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares of the Company continue to be beneficially owned by the shareholders of the Company’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”) (as at the date of the Business Combination Agreement (as defined in the Constitution), the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before the Company can, either directly or indirectly, by amendment, merger, consolidation or otherwise, sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, of all or substantially all the assets of the Company and/or its subsidiaries taken as a whole, or sell or dispose (whether by merger, consolidation or otherwise) of one or more of its subsidiaries if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Appraisal Rights. Generally, under Irish law, shareholders of an Irish company do not have statutory dissenters’ or appraisal rights. If we are being merged as the transferor company with another EEA company under the EU Cross-Border Conversions, Mergers, and Divisions Directive (EU) 2019/2121, as implemented in Ireland by the European Communities (Cross-Border Conversions, Mergers, and Divisions) Regulations 2023 (as amended), or if we are being merged with another Irish company under the Irish Companies Act, (1) any of our shareholders who voted against the special resolution approving the merger, or (2) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire their shares for cash.

Liquidation. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders and a declaration of solvency is required. Our company may also be dissolved by way of court order on the application of a creditor, a member or by the Irish Companies Registration Office as an enforcement measure if we have failed to file certain returns. The Director of Corporate Enforcement in Ireland (the “Director”) can also present a petition for us to be wound up on the ground that it is just and equitable to do so if the Director considers that such a petition should be brought having regard to a report made under section 758 of the Companies Act or any information or document obtained by the Director by virtue of the performance by the Director of his functions. Subject to the provisions of the Companies Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.

Transfers. A shareholder of our company who holds shares beneficially (as opposed to legally) will not be the holder of record of such shares. Instead, the nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

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A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into or out of his or her own broker account. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares outside of The Depository Trust Company (“DTC”) may transfer those shares into DTC without giving rise to Irish stamp duty provided that (a) there is no change in beneficial ownership of the shares and (b) the transfer into or out of DTC is not effected in contemplation of a sale of the shares by the beneficial owner to a third party.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped, the stamp duty thereon is paid by one of the parties and the instrument is provided to the transfer agent. We, in our absolute discretion and insofar as the Companies Act or any other applicable law permits, may, or may procure that we or a subsidiary of our company shall, pay Irish stamp duty arising on a transfer of our shares on behalf of the transferee of such shares. If stamp duty resulting from the transfer of such shares which would otherwise be payable by the transferee is paid by us or any subsidiary of our company on behalf of the transferee, then in those circumstances, we intend to, on our behalf or on behalf of our subsidiary, take one or a combination of the following actions: (1) require the transferee to pay to us or a subsidiary of our company the amount of such stamp duty and refuse to register such transfer until that amount is paid, (2) seek reimbursement of the stamp duty from the transferee, (3) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares, and (4) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares. The Constitution delegates authority to our company secretary, or any other party designated by the board of directors of the Company for such purpose, to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped to the extent required and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register, subject to the suspension right described below.

The board of directors of the Company may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The board of directors of the Company may also decline to register any transfer if:

●	the instrument of transfer is not duly stamped, if required, and lodged at the registered office of the Company or any other place as the board of directors of the Company may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of more than one class of share;

●	the instrument of transfer is in favor of more than four persons jointly;

●	it is not satisfied that all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

●	it is not satisfied that the transfer would not violate the terms of any agreement to which Fusion Fuel (or any of its subsidiaries) and the transferor are party or subject.

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Limitations on rights to own securities. Neither Irish law nor the Constitution imposes any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Takeover Rules and Substantial Acquisition Rules. A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Takeover Rules (the “General Principles”) and certain important aspects of the Takeover Rules are described below.

General Principles. The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

●	in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

●	the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

●	a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

●	false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

●	a bidder can only announce an offer after ensuring that he or she can fulfill in full any cash consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

●	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

●	a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid. Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Our Constitution contains a provision that, if an issuance of our securities would trigger any such mandatory bid requirement and the shareholder elects to accept such shares without triggering a mandatory bid, the voting rights attached to such securities will be suspended. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

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Voluntary Bid. If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules. The Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action. Under the Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business, or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

●	the action is approved by our shareholders at a general meeting; or

●	the Irish Takeover Panel has given its consent, where:

●	it is satisfied the action would not constitute frustrating action;

●	our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

●	the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

●	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders’ rights plan. Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Takeover Rules and the General Principles underlying the Takeover Rules. The Constitution allows our board of directors to adopt any shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

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Disclosure of interest in shares. Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our voting shares, or if as a result of a transaction a shareholder who was interested in 3% or more of our voting shares ceases to be so interested. Where a shareholder is interested in 3% or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we, under the Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

●	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

●	no voting rights shall be exercisable in respect of those shares;

●	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

●	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale. In the event we are in an offer period pursuant to the Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1% or more.

Ordinary Shares

General. The authorized share capital of the Company is $351,212.50 divided into 100,000,000 Class A Ordinary Shares with a nominal value of $0.0035 each, 2,125,000 Class B Ordinary Shares with a nominal value of $0.0001 each and 10,000,000 preferred shares with a nominal value of $0.0001 each, of which 4,171,327 have been designated as Series A Convertible Preferred Shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. As of the date of this prospectus, all outstanding Class B Ordinary Shares were converted to Class A Ordinary Shares on December 5, 2022. Therefore, all rights of the Class B Ordinary Shares described below or elsewhere in this prospectus are not applicable.

Dividends. The holders of the Company’s ordinary shares are entitled to such dividends as may be declared by the Company’s board of directors.

Convertibility of Class B Ordinary Shares. Each of the Class B Ordinary Shares was convertible, at the option of the holder thereof at any time up to December 30, 2023, into one Class A Ordinary Share. On December 31, 2023, all Class B Ordinary Shares that remained outstanding would be automatically converted into an equal number of Class A Ordinary Shares, without the requirement of any approval by our board of directors or our shareholders.

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Voting Rights. Subject to the provisions of the Constitution and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, each holder of Class A Ordinary Share(s) or Class B Ordinary Share(s) (assuming any Class B Ordinary Shares are outstanding at such time) present in person or by proxy shall be entitled to one (1) vote for each share registered in his or her name in the register of members of the Company on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Class A Ordinary Shares and Class B Ordinary Shares (for as long as the Company has more than one shareholder) shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Constitution.

Additionally, the Constitution provides that, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares continued to be beneficially owned by the shareholders of Fusion Fuel Portugal (as at the date of the Business Combination Agreement (as defined in the Constitution), the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares was required before the Company could carry out any of the following actions:

●	liquidate, dissolve, or wind-up the business and affairs of the Company;

●	effect any merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party if the Company issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

●	permit the sale of all or substantially all of the Class A Ordinary Shares and Class B Ordinary Shares to an independent third party or group;

●	amend, alter, or repeal any provisions of the Constitution;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of the Company;

●	expand or otherwise alter the size of the board of directors of the Company or Fusion Fuel Portugal; and

●	remove any member of the board of directors of Fusion Fuel Portugal.

Restricted Voting Ordinary Shares. In certain circumstances the Class A Ordinary Shares and/or Class B Ordinary Shares (assuming any Class B Ordinary Shares are outstanding at such time) can carry restricted voting rights. This can occur where the shareholder acquires a controlling interest in shares carrying in aggregate 30% or more of the voting rights of the Company and has not (i) extended an offer to the holders of each class of shares of Fusion Fuel in accordance with Rule 9 of Takeover Rules or (ii) where the Company has not obtained approval of the Irish Takeover Panel or a waiver of Rule 9 of the Takeover Rules in respect of the shareholder. Where the Company issues Class A Ordinary Shares or Class B Ordinary Shares to such a shareholder and the shareholder elects to accept such shares, the share certificates shall bear a legend making reference to the shares as Restricted Voting Ordinary Shares.

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Transfer of Ordinary Shares. Subject to any restrictions contained in the Constitution and the Companies Act, any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

Transfer Agent. The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preferred shares will be set forth in the applicable prospectus supplement.

Preferred Shares

The Company is authorized to issue 10,000,000 preferred shares with a nominal value of $0.0001 each. Pursuant to the Certificate of Designation of Preferences, Benefits, and Limitations of Series A Convertible Preferred Shares, for which the relevant filings were made with the Companies Registration Office of Ireland on December 13, 2024 (the “Certificate of Designation”), 4,171,327 preferred shares have been designated as Series A Convertible Preferred Shares and are issued and outstanding.

Under the Certificate of Designation, the Series A Preferred Shares will automatically convert into Class A Ordinary Shares (subject to adjustment) upon the later of (i) approval of the Company’s issuance of such underlying Class A Ordinary Shares by the Company’s shareholders in accordance with applicable Irish law (“Shareholder Approval”) and (ii) the clearance of an initial listing application filed by the Company with Nasdaq. Pursuant to the Certificate of Designation, the Series A Preferred Shares rank on parity with the Class A Ordinary Shares as to distributions of assets upon liquidation. The Series A Preferred Shares will have no voting rights except as required by the Companies Act and with respect to amendments to the Certificate of Designation or the Constitution that adversely affect the terms of the Series A Preferred Shares. On the later of the date of the shareholder approval or the clearance of the initial listing application filed by the Company with Nasdaq, each of the Series A Preferred Shares will automatically convert into ten Class A Ordinary Shares, subject to adjustment upon the occurrence of share dividends, share splits, reverse share splits, or certain similar transactions, or certain corporate transactions of the Company including a merger, sale of all or substantially all assets, purchase of 50% or more of the Class A Ordinary Shares, recapitalization, or acquisition by another person of more than 50% of the outstanding Class A Ordinary Shares. If the Shareholder Approval is not obtained by the date that is 180 days after the date that is no later than 45 days after the effective date of a registration statement on Form F-4 or such other applicable form to be filed with the SEC relating to the registration of the offer and sale of the Class A Ordinary Shares issuable upon conversion of the Series A Preferred Shares and certain other matters, the Company will, subject to applicable law, be required to repurchase all of the outstanding Series A Preferred Shares.

The Company may issue other series of preferred shares. Such preferred shares will have such rights and preferences as determined by our board of directors in accordance with the Companies Act, the Constitution, and as set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preferred shares that we may issue from time to time. Additional or different terms of the preferred shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement, certificate of designation, or other document that describes the terms of the issue of preferred shares we are offering before the issuance of the preferred shares. The summaries of material provisions of the preferred shares are subject to, and qualified in their entirety by reference to, the Companies Act, all of the provisions of the Constitution and the subscription agreement, certificate of designation, or other agreement or instrument applicable to a particular issue of preferred shares. We urge you to read the applicable prospectus supplements, the complete subscription agreement, certificate of designation, or other agreement or instrument, and the Constitution, which will contain the terms of the issue of preferred shares.

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General. We may issue preferred shares including preferred shares which are, at the option of us or the holder, liable to be redeemed or, at the option of the holders of shares of such series, liable to be converted into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preferred share may confer on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favor of holders of those shares only; and (v) vote at any general meeting.

The prospectus supplement relating to a particular issue of preferred shares will describe the terms of that issue of preferred shares and the price or prices at which we will offer the shares of that issue of preferred shares. The description may include:

●	the title of the issue of preferred shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preferred shares;

●	whether the preferred shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preferred shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preferred shares.

Voting Rights. Before issuance, the board of directors of the Company can fix in the resolution(s) providing for the issue of the preferred shares of each particular series the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Company in case of dividend arrears or other specified events, or upon other matters. On each matter on which holders of preferred shares are entitled to vote, each preferred share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Dividend Rights. Holders of our preferred shares may be entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue.

Conversion and Redemption Rights. The board of directors may decide at the time of issue to designate an issue of preferred shares as redeemable. Preferred shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of preferred shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preferred shares may be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

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DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

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Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

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Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

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●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

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Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within 60 days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

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●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

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Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of the indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, will be available against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. The indenture and the obligations issued thereunder will be solely corporate obligations of the Company, and no personal liability will attach to, or will be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A Ordinary Shares, preferred shares, and/or debt securities in one or more series. We may issue warrants independently or together with our Class A Ordinary Shares, preferred shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market offerings,” within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

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In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class A Ordinary Shares, which are listed on The Nasdaq Capital Market. Any Class A Ordinary Shares sold pursuant to a prospectus supplement will be listed on The Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any preferred shares, warrants, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

To facilitate the offering of the securities offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC registration fee		$0.00	*
FINRA filing fee		0.00	**
Legal fees and expenses			***
Accounting fees and expenses			***
Transfer agent fees			***
State securities and blue sky laws compliance			***
Miscellaneous			***
Total	$		***

* Pursuant to Rule 415(a)(6) under the Securities Act, the registration statement of which this prospectus forms a part includes $34,000,000 of securities that were previously registered, but were not sold, pursuant to the Prior Registration Statement. The registration fee with respect to such securities, totaling $6,952.50, was previously paid, and such registration fee will continue to be applied to the unsold securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this registration statement.

** The Company paid FINRA filing fees of $11,750 upon the filing and registration of the Prior Registration Statement. The unused portion is being carried forward to this registration statement.

*** The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus and certain other legal matters as to Irish law will be passed upon for us by Arthur Cox LLP, Dublin, Ireland. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

As of the date of this prospectus, Bevilacqua PLLC holds 7,286 Class A Ordinary Shares, which it received upon cashless exercise of a warrant at an exercise price of $0.14 per share. The warrant contained a cashless exercise provision and also provides that the holder may credit all or a portion of outstanding legal fees owed to the holder to the payment of the exercise price. Bevilacqua PLLC received this warrant as partial consideration for legal services.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. The European Union (excluding Denmark) has acceded to the Convention of July 2, 2019 on the Recognition and Enforcement of Foreign Judgments in Civil or Commercial Matters (the “2019 Hague Judgments Convention”). The United States is a signatory to the 2019 Hague Judgments Convention since March 2022, but, as of November 1, 2025, it has not ratified it. If the United States ratifies the 2019 Hague Judgments Convention, it will amend the position outlined below in respect of the recognition and enforcement of judgments which fall within the scope of the 2019 Hague Judgments Convention.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

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MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025, January 13, 2025, January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025, January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025 (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025 (other than Exhibit 99.7 and Exhibit 99.8 thereto), May 12, 2025, May 16, 2025, June 25, 2025 (other than Exhibit 99.1 thereto), July 10, 2025 (other than Exhibit 99.1 thereto), July 23, 2025, July 28, 2025, July 30, 2025, August 5, 2025, September 10, 2025, October 14, 2025 and November 7, 2025 (other than Exhibit 99.1 thereto); and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

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FUSION FUEL GREEN PLC

Up to $6,619,798

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 29, 2026